Exhibit 99.1

Datasea Reports Full Fiscal Year 2022 Financial Results with Record Sales Orders and Revenue

BEIJING, Sept. 28, 2022 (GLOBE NEWSWIRE) -- Datasea Inc. (NASDAQ: DTSS) (“Datasea” or the “Company”), incorporated in Nevada in September 2014, is a digital technology corporation engaged in three converging and innovative business segments: 5G messaging, acoustic intelligence, and smart city in China, today announced financial results for its full fiscal year ended June 30, 2022, and provided an update on its key strategic and operational initiatives. The Company will host a conference call and webcast to discuss its financial results today at 9 a.m. ET (9 p.m. Beijing and Hong Kong Time).

“This year marked an important moment in Datasea’s history. We launched 5G messaging solutions and introduced acoustic intelligence to the market, which combined with our original smart city offerings, broadened the ecosystem and expanded the total addressable market,” said Zhixin Liu, CEO of Datasea.

Mrs. Liu continued, “Our business revenue for the fiscal year ended June 30, 2022 continued to be strong at 9,653% compared to the fiscal year ended June 30, 2021, mainly driven by the 5G messaging business. The investments we have made in both technology and product rollouts in promising areas are enhancing our competitive positioning, and will also add new revenue resources, such as the acoustic intelligence business, in the new fiscal year. Our growth strategies are designed to fortify our position and build on our market share gains including our efforts around key product innovation, effective marketing and merchandising strategies, and productivity improvement.”

Full Year Financial Highlights

●	Revenue was $17,080,911 for the year ended June 30, 2022, compared to $175,138 for the year ended June 30, 2021, representing an increase of $16,905,773, or 9,653%.

●	Gross profit was $955,673 for the year ended June 30, 2022, compared to $94,003. for the year ended June 30, 2021, representing an increase of $861,670 or 917%. The increase in gross profit was mainly due to the delivery of services related to the 5G SMS service platform in 2022.

●	R&D expenses were $1,259,739 for the year ended June 30, 2022, compared to $851,839 for the year ended June 30, 2021.

●	Approximately $41.72 million worth of 5G messaging business contracts have been signed, which the company expects to receive in increments over the course of the next fiscal year however there cannot be any assurance of when the full amount will be received if at all.

Full Year Business Highlights

5G Messaging

●	Client expansion. Datasea’s 5G messaging solutions have been adopted by leading companies across 11 industries, including express, health care, retail, tourism and more.

●	Marketing and sales expansion. Datasea is one of the first movers in the 5G messaging industry and has built a comprehensive 5G messaging product portfolio with high brand recognition. The Company adopted an integrated sales strategy to boost sales to better promote business development and meet with the demand of customers, which includes 1) an expansion of the sales team for direct sales; 2) partner and broker mode; 3) joint marketing mode; 4) the enterprise key customer project cooperation mode.

●	Industry recognition. As an industry leader, Datasea has been actively involved in the discussion and formulation of 5G messaging regulations and application standards. In March 2022, Datasea joined SF Express in the drafting of the “5G Messaging Blue Book” on the express industry initiated by the Ministry of Industry and Information Technology Institute. In June 2022, Datasea participated in the drafting of the “5G Messaging Development White Paper” jointly issued by the China Academy of Information and Communication Technology and the China Association of Communication Enterprises.

Acoustic Intelligence

Datasea is an acoustic intelligence trailblazer and aims to introduce this cutting-edge technology and its applications to China and the world. Company demonstrated the commercial potential of acoustic intelligence, through direct sales of acoustic intelligence powered disinfection equipment and agreements with different businesses to apply acoustic intelligence in the areas such as automotive systems and smart home appliances.

●	Client expansion. The Company worked with Shanghai Zhuifeng Automotive System Co., Ltd to promote the acoustic intelligent module products in vehicle application scenarios. Datasea added Jiangsu Xinrong Network Technology Research Institute Co., Ltd. as a new customer of acoustic intelligence powered disinfection equipment and the total value of the engagement would be RMB 20 million (approximately USD 3.14 million) over the course of the two-year agreement.

●	Marketing and sales expansion. Datasea’s acoustic intelligent products are provided to businesses and retail customers. Datasea developed partnerships on innovation and joint research and development to explore new opportunities. Examples include using acoustic intelligence in precision manufacturing, home appliances and other industries. Other than Chinese market, Datasea also formed partnerships with companies like Unicorner LLC and Shenzhen New Route Network Technology to expand distribution in global market.

●	Industry recognition. Datasea released China’s inaugural white paper with co-authors, to uncover detailed facts and compelling analyses of the acoustic-intelligence technology, commercial applications, and the industry outlook. Datasea’s acoustic intelligence technology has obtained nine software copyrights from the Government of China, and seven patents from the Government of China related to acoustic intelligence powered disinfection technology are pending approval.

Smart City

●	Client expansion. The Company provided smart city solutions to office buildings, schools, and residential communities. Agreement with Eastcom Smart Chain (Beijing)

●	Product update. The Company recently laid out a series of upgrades, including an all-in-one machine to provide functions including temperature measurement and health code reading, IoT cloud platform 2.0 and Campus Security Cloud System to meet with the client needs in different scenarios and enhance the system’s analysis efficiency and integration capability.

Webcast and Conference Call Information

The Company will host a conference call and webcast to discuss its financial results today at 9 a.m. ET (9 p.m. Beijing and Hong Kong Time).

Dial-in details for the earnings conference call are as follows:Toll Free: 1-877-451-6152Toll/International: 1-201-389-0879

Participants should dial-in at least 5 minutes before the scheduled start time. Additionally, a live and archived webcast of the conference call will be available at: https://viavid.webcasts.com/starthere.jsp?ei=1573666&tp_key=436d1f4157

A replay of the conference call will be accessible approximately soon after the conclusion of the live, by dialing the following telephone numbers:Toll Free: 1-844-512-2921Toll/International: 1-412-317-6671Replay Pin Number: 13733271Replay Start: Wednesday September 28, 2022, 12:00 PM ETReplay Expiry: Wednesday October 5, 2022, 11:59 PM ET

About Datasea Inc. Datasea Inc., through its variable interest entity, Shuhai Information Technology Co., Ltd., a digital technology company in China, engages in three converging and innovative industries: smart city, acoustic intelligence and 5G messaging. Datasea leverages facial recognition technology and other visual intelligence algorithms, combined with cutting-edge acoustic and non-visual intelligence algorithms, to provide smart city solutions that meet the security needs of residential communities, schools and commercial enterprises. Most recently, in response to the growing utilization of 5G technologies and the overall initiative to utilize Datasea’s technology capabilities to expand business coverage and revenue resources, Datasea has also strategically expanded business coverage to 5G messaging and smart payment solutions. Datasea has been certified as one of the High-Tech Enterprises (jointly issued by the Beijing Science and Technology Commission, Beijing Finance Bureau, Beijing State Taxation Bureau and Beijing Local Taxation Bureau) and one of the Zhongguancun High Tech Enterprises (issued by the Zhongguancun Science Park Administrative Committee) in recognition of the company’s achievement in high technology products. For additional company information, please visit: www.dataseainc.com. Datasea routinely posts important information on its website.

Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, “target”, “going forward”, “outlook,” “objective” and similar terms. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and which are beyond Datasea’s control, which may cause Datasea’s actual results, performance or achievements (including the RMB/USD value of its anticipated benefit to Datasea as described herein) to differ materially and in an adverse manner from anticipated results contained or implied in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in Datasea’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. Datasea does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

Datasea investor and media Contact:International Elite Capital Inc. Annabelle ZhangTelephone: +1(646) 866-7989 Email: datasea@iecapitalusa.com

DATASEA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	YEARS ENDED JUNE 30,
	2022	2021

Revenues	$17,080,911	$175,138
Cost of goods sold	16,125,238	81,135
Gross profit	955,673	94,003

Operating expenses
Selling	1,358,203	568,034
General and administrative	5,574,985	3,535,416
Research and development	1,259,739	851,839
Total operating expenses	8,192,927	4,955,289
Loss from operations	(7,237,254)	(4,861,286)

Non-operating income (expenses)
Other income (expenses)	75,075	(25,547)
Interest income	50,497	2,517
Total non-operating income (expenses), net	125,572	(23,030)

Loss before income tax	(7,111,682)	(4,884,316)

Income tax	-	-
Loss before noncontrolling interest	(7,111,682)	(4,884,316)
Less: loss attributable to noncontrolling interest	(589,974)	(235,839)
Net loss to the Company	(6,521,708)	(4,648,477)

Other comprehensive item
Foreign currency translation gain attributable to the Company	10,337	103,043
Foreign currency translation loss attributable to noncontrolling interest	(22,356)	(6,104)
Comprehensive loss attributable to the Company	$(6,511,371)	$(4,545,434)

Comprehensive loss attributable to noncontrolling interest	$(612,330)	$(241,943)

Basic and diluted net loss per share	$(0.27)	$(0.22)

Weighted average shares used for computing basic and diluted loss per share	23,956,393	21,279,004

DATASEA INC.
CONSOLIDATED BALANCE SHEETS

	JUNE 30, 2022	JUNE 30, 2021

ASSETS
CURRENT ASSETS
Cash	$164,217	$49,676
Accounts receivable	259,410	1,856
Inventory	211,353	194,264
Value-added tax prepayment	46,509	171,574
Prepaid expenses and other current assets	575,312	468,615
Total current assets	1,256,801	885,985

NONCURRENT ASSETS
Security deposit for rents	17,181	256,987
Long term investment	29,800	-
Property and equipment, net	187,831	309,408
Intangible assets, net	1,741,791	1,092,147
Right-of-use assets, net	522,273	1,350,590
Total noncurrent assets	2,498,876	3,009,132
TOTAL ASSETS	$3,755,677	$3,895,117

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$197,573	$174,718
Unearned revenue	289,888	189,527
Deferred revenue	-	46,439
Accrued expenses and other payables	994,884	561,674
Due to related party	102,331	69,305
Loans payable	81,950	1,486,819
Operating lease liabilities	457,949	730,185
Total current liabilities	2,124,575	3,258,667

NONCURRENT LIABILITIES
Operating lease liabilities	31,470	558,739
Total noncurrent liabilities	31,470	558,739
TOTAL LIABILITIES	2,156,045	3,817,406

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 375,000,000 shares authorized, 24,324,633 and 21,474,138 shares issued and outstanding as of June 30, 2022 and 2021, respectively	24,325	21,474
Additional paid-in capital	20,729,559	12,086,788
Accumulated comprehensive income	283,587	273,250
Accumulated deficit	(18,583,566)	(12,061,858)
TOTAL COMPANY STOCKHOLDERS’ EQUITY	2,453,905	319,654

Noncontrolling interest	(854,273)	(241,943)
TOTAL EQUITY	1,599,632	77,711
TOTAL LIABILITIES AND EQUITY	$3,755,677	$3,895,117

DATASEA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED JUNE 30,
	2022	2021

Cash flows from operating activities:
Loss including noncontrolling interest	$(7,111,682)	$(4,884,316)
Adjustments to reconcile loss including noncontrolling interest to net cash used in operating activities:
Loss on disposal on fixed assets	916	9,698
Depreciation and amortization	577,822	199,232
Bad debt expense	284,958	277,639
Inventory impairment	-	10,837
Operating lease expense	863,691	809,630
Stock compensation expense	642,000	21,000
Changes in assets and liabilities:
Accounts receivable	(267,771)	(613)
Inventory	(25,323)	33,169
Value-added tax prepayment	123,313	(92,709)
Prepaid expenses and other current assets	(224,285)	(66,982)
Accounts payable	26,236	122,641
Unearned revenue	111,689	165,462
Deferred revenue	(46,461)	42,168
Accrued expenses and other payables	741,328	222,808
Payment on operating lease liabilities	(836,143)	(818,013)
Net cash used in operating activities	(5,139,712)	(3,948,349)

Cash flows from investing activities:
Acquisition of property and equipment	(51,340)	(142,537)
Acquisition of intangible assets	(1,051,111)	(26,148)
Long-term investment	(30,973)	-
Net cash used in investing activities	(1,133,424)	(168,685)

Cash flows from financing activities:
Due to related parties	37,042	68,541
(Payment) proceeds of loans payable	(1,402,336)	1,449,306
Proceeds from capital contribution from a major shareholder	62,802	-
Net proceeds from issuance of common stock	7,681,796	931,000
Net cash provided by financing activities	6,379,304	2,448,847

Effect of exchange rate changes on cash	8,373	51,927
Net increase (decrease) in cash	114,541	(1,616,260)
Cash, beginning of year	49,676	1,665,936
Cash, end of year	$164,217	$49,676

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-

Supplemental disclosures of non-cash investing and financing activities:
Transfer of prepaid software development expenditure to intangible assets	$50,000	$1,304,996
Right-of-use assets obtained in exchange for new operating lease liabilities	$-	$1,100,000
Shares issued for accrued bonus to officers	$259,023	$-

IMPORTANT NOTICE TO USERS (summary only, please refer to the Form 10-K for full text of notice); All information is unaudited unless otherwise noted or accompanied by an audit opinion and is subject to the more comprehensive information contained in our SEC reports and filings. We do not endorse third-party information. All information speaks as of the last fiscal quarter or year for which we have filed a Form 10-K or 10-Q, or for historical information the date or period expressly indicated in or with such information. We undertake no duty to update the information. Forward-looking statements are subject to risks and uncertainties described in our Forms 10-Q and 10-K.